Exhibit 99.1

Ocean Power Technologies Announces Teaming Agreement with Major International Defense Contractor to Deploy Maritime Domain Awareness Solutions

MONROE TOWNSHIP, NJ, April 16, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has signed a teaming agreement with a major international defense contractor to provide its Merrows suite of solutions with a focus on certain geographic regions. This alliance is set to advance maritime domain awareness through OPT’s innovative Maritime Domain Awareness Solution (MDAS).

Under the terms of the agreement, the defense contractor will have exclusive rights to provide OPT’s MDAS solution within certain international geographic regions. Leveraging OPT’s cutting-edge technology alongside the international contractor’s extensive expertise in defense, homeland security, and commercial programs, the collaboration aims to strengthen the contractor’s capabilities in maritime security and surveillance.

Mr. Philipp Stratmann, CEO and President of Ocean Power Technologies, expressed enthusiasm about the alliance, stating, “We are thrilled to join forces with a major international defense contractor to provide our Merrows suite of solutions to certain international regions. This collaboration underscores our commitment to enhancing maritime security globally, and we are confident that together, we are positioned to achieve remarkable advancements in this field.”

MDAS, developed by OPT, integrates state-of-the-art data collection and analysis capabilities to offer comprehensive maritime surveillance, tracking, and monitoring solutions. By combining autonomous marine platforms, including vehicles and buoys, with advanced sensors and data analytics, MDAS enables real-time situational awareness, supporting a wide range of applications including maritime security, environmental monitoring, and search and rescue operations.

For more information about Ocean Power Technologies and its Maritime Domain Awareness Solution, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the success of the alliance with the international defense contractor. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com